UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BARNWELL INDUSTRIES, Inc.
(Exact name of registrant as specified in charter)

Ned L. Sherwood

MRMP-Managers LLC

Ned L. Sherwood Revocable Trust

James C. Cornell

Heather Isidoro

Stuart I. Oran

Gregory W. Sullivan

 (Name of Persons Filing Consent Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

MRMP-Managers LLC
151 Terrapin Point
Vero Beach, Florida 32963

(772) 448-3877

March 4, 2025

To Our Fellow Stockholders of Barnwell Industries Stockholders:

This Consent Statement and the enclosed BLUE consent card are being furnished by Ned L. Sherwood, MRMP-Managers LLC and Ned L. Sherwood Revocable Trust (collectively, the “Sherwood Group”). As of the date of this Notice, the Sherwood Group beneficially owns together 3,006,033.138 shares of common stock (the “Common Stock”) of Barnwell Industries Inc., a Delaware corporation (“Barnwell”, “BRN” or the “Company”).1 Together, the Sherwood Group’s holdings are 29.90% of the Company’s outstanding Common Stock.

As you may have seen from my open letters to shareholders issued on January 21, 2025, January 28, 2025, February 5, 2025 and February 19, 2025, owning stock in Barnwell has been a disappointment for many investors. Our sole objective is to put in place a Board that can execute a strategy that will lead to a turnaround in financial performance and the realization of Barnwell’s potential. Our Nominees are committed to adopting and overseeing a business strategy designed to create value for stockholders and objectively consider all strategic alternatives available to the Company in order to maximize stockholder value. See “Reasons for Consent Solicitation” in this Consent Solicitation. The reason this consent solicitation is critical is because Barnwell continues to lose money and, yet, BRN and current Directors Kinzler, Grossman and Horowitz (i.e., the “Majority Board”) of the Board of Directors of the Company (the “Board”) have gone to great lengths and spent significant Company resources in order to protect BRN stockholders from the “damaging actions” that would occur if the Board’s decisions were governed by a majority slate selected by the Sherwood Group (the “Opposing Slate”).

BRN’s share price during the past several years has been abysmal. Since Kinzler was named President & COO in 2002, the share price has seen a decline of 53.5%! A similar investment in the S&P 500 over this same period would have produced a positive return of 418.6%. Therefore, I wonder what the Majority Board thinks I could do that would destroy value for BRN stockholders? The Majority Board has also repeatedly claimed that I am attempting to “take over the Company without paying a control premium.” As disclosed in my filings and in this Consent Solicitation, my shareholdings total 29.90% of the Company’s outstanding shares. As not shown in any filings but instead communicated in emails to me from a Special Committee of the BRN Board, Kinzler represents that he is part of a “group” with the Magaro family that controls 25% of the shares outstanding. If Kinzler’s representations are true, his group holds almost as much as my shareholdings; and, therefore, let’s see whether the remaining stockholders opt for the Opposing Slate in this Consent Solicitation, or they opt for the status quo? In my opinion, the Majority Board should stop wasting money on lawyers and let the stockholders decide.

Given the Special Committee’s recent communications and baseless threats against my Sherwood Group, it has become clear that the Company is clearly averse to having Board candidates that currently own shares in BRN (I cannot fathom why they have taken this position). As such, in connection with this Consent Solicitation, the Sherwood Group is proposing a new slate of candidates that, other than the Sherwood Group, hold zero shares of Barnwell. I am tired of the endless excuses and obstacles the Company continues to claim exist in moving forward with a new board that is extremely qualified (in the case of this new slate, the Nominees have over 172 years of collective experience) and should be given their fair chance to turn BRN around before it is too late. The actions of Messrs. Kinzler, Grossman and Horowitz serve only to protect themselves and allow them to maintain “control” of BRN without a control premium to stockholders.

[1]	The breakdown of the holdings of the Sherwood Group, as of the Record Date, is as follows: (i) MRMP-Managers LLC, of which I am the Chief Investment Officer, is the beneficial owner of 2,767,995.138 shares of Common Stock; and (ii) the Ned L. Sherwood Revocable Trust, of which I am the sole trustee and beneficiary, is the beneficial owner of 238,038 shares of Common Stock, 100 shares of which are held of record.

We are soliciting your consent for three proposals, the effect of which will be to remove the remaining members of the Board currently in office (and any person who may be appointed by the incumbent directors to fill any vacancy or newly created directorship prior to the effectiveness of these proposals); to elect five extremely qualified professionals, four of whom are independent of the Sherwood Group (as well as independent of the Company under the NYSE Listing Rules), to fill the five vacancies resulting from the removal of the incumbent directors; and to ensure the Majority Board does not try to game the system by retroactively amending the Company’s bylaws. Apart from myself, our Nominees are independent of the Sherwood Group - none of them has any existing or prior ties, financial or otherwise, to the Sherwood Group or any of their affiliated entities. Please note that we do not expect to have any more influence with our Nominees than any other stockholder.

If our Consent Solicitation is successful, our nominees, (i) James Cornell (extensive operating experience and oil and gas experience), (ii) Heather Isidoro (oil and gas experience), (iii) Stuart Oran (operating experience and extensive public company board service), (iv) Ned L. Sherwood (over 40 years of private equity and general business expertise) and (v) Greg Sullivan (extensive public company finance, having been the CFO or COO for three publicly-traded companies) (the “Nominees”), will constitute the Board of Directors of the Company. The Consent Solicitation includes extensive bios for each proposed Nominee, but the slate was put together to address the various disciplines and expertise that I believe are necessary for BRN to achieve success in the future. To sum up briefly –

1)	James Cornell has over 37 years of experience in the nuclear fuel industry and in other natural resource areas, such as oil and gas. He has extensive experience building and growing companies, including as President of Nukem where he built the company into one of the largest international suppliers of nuclear fuel. James is more than capable in helping the Company to streamline operations and maximize capabilities.

2)	Heather Isidoro is a seasoned oil and gas professional with over 25 years of experience, who, worked at Pine Cliff Energy (our partner in BRN’s largest Canadian oil field - Twining) for seven years including five as the Vice President of Business Development. She is a licensed Professional Engineer and currently serves as an independent director for a public company board, Helium Evolution, also serving as the ESG and Reserves Committee Chair. Heather has been a Director of the Petroleum Acquisitions and Divestitures Association (PADA) for ten years, and Association President since 2020. Given Heather’s extensive 25 years of experience in the industry, she is highly capable of providing current CEO Craig and his team with valuable advice to improve results.

3)	Stuart Oran has been an operating executive, investor and advisor in numerous industries for more than 40 years. He was a senior executive at United Airlines where he led a $6 billion international division and has spent 14 years as a partner and advisor with a middle market private equity firm. He has extensive public company board experience (Wendy’s, Red Robin, Spirit Airlines, and several financial services businesses) and given his significant legal background as a corporate lawyer for more than 20 years at Paul Weiss and has significant corporate governance expertise.

4)	Ned L. Sherwood will attempt to utilize his over 40 years of experience in private equity and investing to make BRN another successful investment in his portfolio.

5)	Greg Sullivan has over 30 years as a highly experienced financier. He has a broad background in private and public companies, has served as an investment banker in mergers & acquisitions and, among other roles, was the CFO or COO of three NYSE-traded companies.

We believe our Nominees will be objective, experienced and thoughtful directors who can help guide the Company to a business plan that will lead to operational and financial success, for the benefit of all stockholders. Importantly, our Nominees have expertise in the Company’s industry, significant finance experience, mergers & acquisitions expertise and substantial investment expertise. These Nominees would bring decades of combined knowledge from their current and prior operational roles, including their vast public company experience, onto the Board of the Company. The Nominees are committed to adopting and overseeing a business strategy designed to create value for stockholders, optimizing the Company’s oil and gas assets and operations and identifying add-on acquisitions to utilize Barnwell’s $49.4 million tax loss carryforward. The Nominees are committed to cutting costs and expenses, objectively considering all strategic alternatives available to the Company in order to maximize stockholder value and move Barnwell forward.

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed BLUE consent card today. The attached Consent Statement and the enclosed BLUE consent card are first being furnished to stockholders on or about March [●], 2025. We urge you not to sign any revocation of consent card that may be sent to you by Barnwell.

If you have any questions or require any assistance in executing your consent, please contact Sherwood Group, c/o/ Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 (Shareholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com)

Thank you for your consideration,

Ned L. Sherwood

PRELIMINARY CONSENT STATEMENT — SUBJECT TO COMPLETION DATED MARCH 4, 2025

Ned L. Sherwood

MRMP-Managers LLC

Ned L. Sherwood Revocable Trust

151 Terrapin Point

Vero Beach, Florida 32963

(772) 257-6658

March [●], 2025

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE CONSENT CARD TODAY

To the Stockholders of Barnwell Industries, Inc.:

Ned L. Sherwood, MRMP-Managers LLC, and Ned L. Sherwood Revocable Trust (collectively, the “Sherwood Group”) is soliciting your written consent (the “Consent Solicitation”) to a stockholder resolution (i) repealing any amendment to the Company’s bylaws that is made by the Board which becomes effective on or after February 4, 2025 and prior to this Proposal becoming effective, (ii) removing all of the current members of the Board of Directors (the “Board”) of Barnwell Industries, Inc. (“Barnwell” or the “Company”), and (iii) electing a new slate of Board members consisting of James C. Cornell, Heather Isidoro, Stuart I. Oran, Ned L. Sherwood and Gregory W. Sullivan (collectively, the “Nominees”). This Notice and Preliminary Consent Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of shares of common stock, $0.50 par value per share (the “Common Stock”), of the Company in connection with the approval by written consent of the holders of a majority of the voting power of the issued and outstanding Common Stock on [●], 2025:

Proposal 1 - To repeal any amendment to the Company’s bylaws that is made by the Board and becomes effective on or after February 4, 2025 and prior to this Proposal becoming effective;

Proposal 2 - The removal of the current members of the Board of Directors consisting of Kenneth S. Grossman, Joshua S. Horowitz, Alexander C. Kinzler, and Douglas. N. Woodrum; and

Proposal 3 - The election to the Board of Directors of James C. Cornell, Heather Isidoro, Stuart I. Oran, Ned Sherwood and Gregory W. Sullivan, to serve on the Board of Directors until the next annual meeting of the stockholders of the Company or his or her earlier resignation or removal.

Proposal 1, Proposal 2 and Proposal 3 above are collectively referred to herein as the “Proposals.” In order to eliminate the costs to the Company of a proxy contest and in order to effect the Proposals disclosed herein as quickly as possible to accomplish the purposes of your Company, we chose to seek the written consent of a majority of the Company’s voting power to approve the actions described in this Consent Statement in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”) and the Company’s bylaws and certificate of incorporation.

A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. Whereas at an annual or special meeting of the Company, the election of directors requires a majority of the votes cast by the stockholders present in person or by proxy and entitled to elect directors and the approval of other matters requires a majority of the votes cast by the stockholders present in person or by proxy (unless a greater vote is required by the company’s certificate of incorporation, the bylaws or applicable law), the approval of all matters by written consent of stockholders (including the Proposals) requires the affirmative consent of the holders of record of at least a majority of the outstanding shares of Common Stock of the Company entitled to vote.

If successful in our Consent Solicitation, the Board will be composed of the Nominees. You should refer to the Company’s consent revocation when distributed by Barnwell in connection with this Consent Solicitation for the names, background, qualifications and other information concerning the incumbent directors. If the Company does not distribute a consent revocation statement to its stockholders, the Sherwood Group will distribute to the stockholders a supplement to this Consent Statement containing such disclosures prior to its final delivery of consents to the Company.

Each Proposal will be effective without further action when we deliver to the Company consents from the holders of a majority of the outstanding shares of the Common Stock in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). None of the Proposals will be effective unless the delivery of the written consents complies with Section 228 of the DGCL. In order for the Proposals to be adopted, Barnwell must receive the unrevoked written consents signed and dated by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date (as defined below), within 60 calendar days of the date of the earliest dated written consent. For purposes of this Consent Solicitation, pursuant to Section 213 of the DGCL, the “Record Date” shall be deemed to be March [●], 2025 as a result of the Sherwood Group’s delivery of its signed and dated consent to the Company concurrently with the mailing of this Consent Statement to Barnwell stockholders on or about such date.

The members of the Sherwood Group and the Nominees are deemed participants in this Consent Solicitation. See the section titled “INFORMATION ON THE PARTICIPANTS” for more information.

This Consent Statement and BLUE consent card are first being sent or given to the stockholders of Barnwell on or about March [●], 2025.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. The Sherwood Group reserves the right to submit to Barnwell consents at any time following the earliest dated written consent delivered to Barnwell. See the section titled “CONSENT PROCEDURE” for additional information regarding such procedures.

As of the date of this filing, the Sherwood Group was the beneficial owner of an aggregate of 3,006,033.138 shares of Common Stock, constituting approximately 29.90% of the currently outstanding shares of Common Stock. No other Participant owns shares of Common Stock.

As of February 10, 2025, there were 10,053,534 shares of Common Stock outstanding, as reported in the Company’s Quarterly Report on Form 10-K, filed with the SEC on February 14, 2025, each entitled to one vote per share. The percentages of stock ownership reported herein are based on such 10,053,534 shares of Common Stock outstanding. The mailing address of the principal executive offices of Barnwell is 1100 Alakea Street, Suite 500

Honolulu, Hawaii 96813.

We urge you to consent to the Proposals by signing, dating and returning the enclosed BLUE consent card. If you take no action, you will in effect be rejecting the Proposals. The failure to execute and return a consent, “abstentions” and “withheld consents” will have the same effect as a “no” vote. Please note that in addition to signing the enclosed BLUE consent card, you must also date it to ensure its validity.

THIS CONSENT SOLICITATION IS BEING MADE BY THE SHERWOOD GROUP AND NOT BY OR ON BEHALF OF THE COMPANY OR THE BOARD. THE SHERWOOD GROUP URGES YOU TO SIGN, DATE AND RETURN THE BLUE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

This consent statement and our BLUE consent card are available at

https://web.viewproxy.com/mrmp/2025

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent today by signing, dating and returning the enclosed BLUE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to consent with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute a consent in favor of the Proposals. Please follow the instructions to consent provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Sherwood Group, c/o/ Alliance Advisors 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com), so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

If you take no action, you will in effect be rejecting the Proposals. Abstentions, withheld consents and failures to consent will have the same effect as rejecting the Proposals.

If you have any questions regarding your BLUE consent card or need assistance in executing your consent, please contact Alliance Advisors (Stockholders call toll-free: 1 (833) 215-7301, Email: brn2025@allianceadvisors.com).

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

The solicitation is being made by the Sherwood Group. Mr. Sherwood currently is and has been for more than the past five years Chief Investment Officer of MRMP Managers LLC.

As of the date of this Notice, Mr. Sherwood beneficially owns together with the below named entities (collectively, the “Sherwood Group”) 3,006,033.138 shares of common stock of the Company (the “Common Stock”). The breakdown of the holdings of the Sherwood Group, as of the Record Date, is as follows: (i) MRMP-Managers LLC (“MRMP”), of which Mr. Sherwood is the Chief Investment Officer, is the beneficial owner of 2,767,995.138 shares of Common Stock; and (ii) the Ned L. Sherwood Revocable Trust, of which Mr. Sherwood is the sole trustee and beneficiary, is the beneficial owner of 238,038 shares of Common Stock, 100 shares of which are held of record. Together, the Sherwood Group’s holdings are 29.90% of the Company’s outstanding Common Stock. For additional information on the Participants, please see the section titled “INFORMATION ON THE PARTICIPANTS” starting on page 6 of this Consent Statement.

WHAT ARE WE ASKING THAT THE STOCKHOLDERS CONSENT TO?

We are asking you to consent to the following three Proposals. The first Proposal seeks to repeal any amendment to the Company’s bylaws that is made by the Board and becomes effective on or after February 4, 2025 and prior to this proposal becoming effective. The second Proposal seeks to remove the four current members of the Board and each member of the Board, if any, appointed to the Board (or any committee thereof) to fill any newly created directorship since the election of directors at the Company’s 2024 annual meeting and immediately prior to the effectiveness of these Proposals. The third Proposal seeks to fill any vacancies on the Board, including those resulting from the second Proposal, with the Nominees.

WHO ARE THE NOMINEES THAT WE ARE PROPOSING TO ELECT TO THE BOARD?

We are asking you to elect each of James C. Cornell, Heather Isidoro, Stuart I. Oran, Ned L. Sherwood and Gregory W. Sullivan, to serve as a director of Barnwell. They are highly qualified, experienced and well-respected members of the business community who are committed to act in the best interests of Barnwell and its stockholders. With the exception of Mr. Sherwood, none of these professionals currently has or has ever had any business or financial ties to the Sherwood Group or any of its affiliates.

For information regarding the Nominees, please see the section titled “PROPOSAL 3 - ELECTION OF DIRECTORS” starting on page 11 of this Consent Statement.

WHY ARE WE SOLICITING YOUR CONSENT?

We are soliciting your consent because we are disappointed with the Company and we believe the current Board has not taken actions to maximize shareholder value. This solicitation is being undertaken in order to elect the five Nominees to the Board.

DO THE ORGANIZATIONAL DOCUMENTS OF THE COMPANY PERMIT STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT?

Yes. Article EIGHTH of the Certificate of Incorporation of the Company (as amended, the “Charter”) specifically provides that any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Company at that time having voting power for the election of directors. This is consistent with Section 228 of the DGCL, which expressly provides that a corporation’s stockholders are permitted to take action by written consent “[u]nless otherwise provided in the certificate of incorporation.” In addition, ARTICLE II of the Company’s bylaws permits stockholder action by consent in lieu of a meeting.

WHO IS ELIGIBLE TO CONSENT TO THE PROPOSALS?

If you are a holder of Common Stock as of the close of business on the Record Date (as defined herein), you have the right to consent to the Proposals. Under Delaware law, the Record Date will be used to determine stockholders entitled to give their written consent to the Proposals pursuant to this Consent Solicitation.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible. In order for the Proposals to be adopted, Barnwell must receive unrevoked written consents signed and dated by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date, within 60 calendar days of the date of the earliest dated written consent.

Effectively, this means that you have until May [●], 2025 to consent to the Proposals.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date and delivered to the Company in accordance with applicable law. According to the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 14, 2025, as of February 10, 2025, there were 10,053,534 shares of the Company’s Common Stock outstanding, each entitled to one consent per share. Cumulative voting is not permitted. On that basis, the consent of the holders of at least 5,026,768 shares of Common Stock would be necessary to effect these Proposals.

WHAT SHOULD YOU DO TO CONSENT TO OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed BLUE consent card in the postage-paid envelope provided. If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to provide consent with respect to the shares of Common Stock you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute a consent in favor of the Proposals with respect to the shares you beneficially own through such nominee. Please follow the instructions to consent provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Alliance Advisors 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call Alliance Advisors (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com).

INFORMATION ON THE PARTICIPANTS

This Consent Solicitation is being made by Ned L. Sherwood, MRMP-Managers LLC (“MRMP”), and Ned L. Sherwood Revocable Trust; and each of the Nominees, James C. Cornell, Heather Isidoro, Stuart I. Oran, Ned L. Sherwood and Gregory W. Sullivan.

The principal business of MRMP is to invest in securities, and the principal business of Mr. Sherwood is to serve as Chief Investment Officer of MRMP and to serve as trustee of the Ned L. Sherwood Revocable Trust. The principal business of each Nominee is disclosed in the section titled “PROPOSAL 3 - ELECTION OF DIRECTORS” on page 11.

The principal business address of Ned L. Sherwood, MRMP and Ned L. Sherwood Revocable Trust is 151 Terrapin Point, Vero Beach, Florida 329639. The business address of each other Nominee is:

James C. Cornell – 1150 Reef Road, Vero Beach, FL 32963

Heather Isidoro – 18 Panatella Hts NW, Calgary, Alberta T3K0N4 Canada

Stuart I. Oran - 145 Central Park West, New York, NY 10023

Gregory W. Sullivan – Box 8041, 6001 Highway A1A, Indian Shores, FL 32963

Each of the Nominees is a citizen of the United States, other than Ms. Isidoro, who is a citizen of Canada.

As of the Record Date: (i) MRMP, of which Mr. Sherwood is the Chief Investment Officer, is the beneficial owner of 2,767,995.138 shares of Common Stock; and (ii) the Ned L. Sherwood Revocable Trust, of which Mr. Sherwood is the sole trustee and beneficiary, is the beneficial owner of 238,038 shares of Common Stock, 100 shares of which are held of record. Together, the Sherwood Group’s holdings are 29.90% of the Company’s outstanding Common Stock.

No Nominee other than Mr. Sherwood owns any securities of the Company. Please see Annex I for all transactions in the Common Stock effectuated by the Participants during the past two years.

The Sherwood Group is not part of a “group” with the Nominees. None of the Nominees is a beneficial or record owner of any securities of the Company. Other than the nominee agreement disclosed herein, there is no agreement, arrangement, understanding or otherwise between the Nominees and the Sherwood Group to act in concert for the purpose of acquiring, holding or disposing of any Company securities, and the Sherwood Group and the Nominees are not acting in concert to acquire, hold or dispose of any Company securities.

Except as set forth in this Consent Statement (including the Annex hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Consent Solicitation directly or indirectly beneficially owns any securities of Barnwell; (iii) no Participant owns any securities of Barnwell which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of Barnwell during the past two years; (v) no part of the purchase price or market value of the securities of Barnwell owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Barnwell, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of Barnwell; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Barnwell; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of Barnwell’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Barnwell or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by Barnwell or its affiliates, or with respect to any future transactions to which Barnwell or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Consent Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to Barnwell or any of its subsidiaries or has a material interest adverse to Barnwell or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

REASONS FOR OUR SOLICITATION

Owning stock in Barnwell has been a disappointment for many investors. Our sole objective is to put in place a Board that can execute a strategy that will lead to a turnaround in financial performance and the realization of Barnwell’s potential. Our Nominees are committed to adopting and overseeing a business strategy designed to create value for stockholders and objectively consider all strategic alternatives available to the Company in order to maximize stockholder value.

We are confident that all Nominees will work diligently to build shareholder value — not build their personal net wealth via excessive remuneration and perquisites. We have identified Nominees to address the various disciplines and expertise that we believe are necessary for Barnwell to achieve success in the future. In our opinion, Barnwell has two main assets which need to be exploited: 1) oil and gas assets and operations; and 2) tax loss carryforwards. Additionally, we believe it is imperative that we dramatically reduce overhead and shut down extraneous money losing operations immediately. We believe our Nominees will be objective, experienced and thoughtful directors who can help guide the Company to a business plan that will lead to operational and financial success, for the benefit of all shareholders. Such a plan will be devised by the newly reconstituted Board. Other than Mr. Sherwood, our Nominees are independent of the Company, under the NYSE Listing Rules, and independent of the Sherwood Group.

The reason this consent solicitation is critical is because Barnwell continues to lose money and, yet, under the supervision of current directors Messrs. Kinzler, Grossman and Horowitz, scarce Barnwell dollars are being wasted to pay law firms and others to resist change, when all we have done is propose extremely qualified candidates to replace them.

Instead, the current Board has overseen declining financial and operational performance, in addition to a stock price that has continued to plummet. All of this is in addition to their blatant attack on stockholders. We believe the Company’s poor performance was not inevitable, but rather a direct result of the Board’s failure to execute on a strategy. We believe the Board made many missteps. For example:

●	As of Friday, February 28, 2025 (which was right before we announced our intentions to engage in this Consent Solicitation), Barnwell’s share price was $1.46, giving the Company an approximate total market capitalization of $14.7 million (a decrease of over $9 million since the Sherwood Group purchased its first shares of Barnwell in 2012 at $2.95 per share. when Barnwell had an approximate total market capitalization of $24 million). This represents an over 50% drop in share price since our initial purchase 12 ½ years ago.

●	The Company has engaged in value destroying business transactions at the hands of Kinzler. In December of 2022, Barnwell made an investment of $5,354,000 in a Texas and oil gas partnership (“Texas Investment”) – utilizing an extremely high percentage of the Company’s cash balances without, we understand, providing his Calgary oil and gas management team or the Board with any due diligence materials, until after Mr. Kinzler unilaterally signed and approved the transaction. Barnwell’s impairments on the Texas Investment, as reported in the Company’s February 14, 2025 earnings report, was $613,000. Coupled with the December 2023 impairments of $721,000 as reported in the Company’s 10-K for the fiscal year ended September 30, 2024, Barnwell’s impairments are 24.9% of the original purchase price for the Texas Investment.

●	The Company has underperformed its competitors. When comparing Barnwell to ten different competitors on an average of 15 different factors, competitors outperform Barnwell every time and beat Barnwell on approximately 70% of the factors (See https://www.marketbeat.com/stocks/NYSE/BRN/competitors-and-alternatives.)

●	The refusal to shut down the Hawaii office (where Kinzler is based) and take steps to streamline and consolidate operations in Canada;

●	The adoption of a poison pill without shareholder consent on January 27, 2025, that effectively precludes a shareholder or shareholder group from owning more than 20% of the Company’s stock; and

●	The amendment of the Company’s by-laws without shareholder consent, effective as of February 4, 2025, that effectively removes the ability of stockholders of record who hold at least 25% of the outstanding capital stock of the Company to call a special meeting.

If our Consent Solicitation is successful, our Nominees will constitute the Board of Directors of the Company. Our Nominees are independent of the Sherwood Group. Other than Mr. Sherwood, none of them has any existing or prior ties, financial or otherwise, to the Sherwood Group or any of its affiliated funds. Please note that we do not expect to have any more influence with our Nominees (other than Mr. Sherwood) than any other stockholder.

We believe our Nominees will be objective, experienced and thoughtful directors who can help guide the Company to a business plan that will lead to operational and financial success, for the benefit of all shareholders. Such a plan will be devised by the newly reconstituted Board. Importantly, our Nominees have expertise in the Company’s industry, and vast public company board experience, with all of them having served as directors or officers of publicly traded companies. These Nominees each will bring decades of knowledge from their prior operational roles and director positions onto the Board of the Company. Together, the Nominees are well equipped to help the Company realize its full potential.

In light of Barnwell’s missteps for far too many years, and horrendous underperformance, we believe it is time for the Board to undergo a significant overhaul and for stockholders to bring in new directors that possess significant experience in oil and gas, finance, mergers & acquisitions, and investments, and have extensive experience as officers and/or directors of public companies and significant background and expertise in helping to build successful companies so that they can help all shareholders realize a return on their respective investment in Barnwell.

BACKGROUND OF THE CONSENT SOLICITATION

The Sherwood Group initially invested in Barnwell because we believed the stock was undervalued and represented a potentially profitable investment opportunity. We recognized that the Company has been underperforming and mismanaged for years. But we believed then, and believe now, that significant value can be created for all stockholders through better management and oversight of the Company’s strategy, capital structure and operations.

As previously disclosed, the Sherwood Group entered into two prior Cooperation & Support Agreements with Barnwell, one in January of 2021 and one in January of 2023. The Sherwood Group has spent several years giving Mr. Kinzler and the current Board an opportunity to right the ship and, again and again, they have breached their fiduciary duties to stockholders; breached both prior Cooperation & Support Agreements; and spent time, energy and Barnwell resources to fight us rather than even try to improve Barnwell’s performance and stock price. The Sherwood Group believes it is important to note that current director Douglas Woodrum and prior director who recently resigned, Laurance Narbut, made great efforts to fight against the actions of Messrs. Kinzler, Grossman and Horowitz and were repeatedly shut down for their efforts.1 The Sherwood Group has compromised and provided opportunity after opportunity, only for the current Board to ostracize the Sherwood Nominees under the prior Cooperation & Support Agreements. The time has come for a different approach. A little bit of history will quickly reveal the patterns and tactics that the Sherwood Group is trying to put a stop to once and for all with this Consent Solicitation.

January 2021 Cooperation Agreement: On January 27, 2021, the Sherwood Group entered into a cooperation and support agreement (the “2021 Cooperation Agreement”) with the Company to settle the potential proxy contest pertaining to the election of directors to the Board at the Company’s 2021 annual meeting of stockholders. Pursuant to the 2021 Cooperation Agreement, the Company agreed to several covenants including that Barnwell would not establish or maintain an executive committee or another committee with similar powers of the Board during the standstill period without each of the Sherwood Group designees being appointed as a member of such committee.

October 2022: Barnwell Breaches 2021 Cooperation Agreement: On October 17, 2022, Barnwell announced the execution of a Tax Benefits Preservation Plan, commonly known as a “poison pill” but with a low 4.95% ownership trigger (the “2022 poison pill”). The 2022 poison pill was just one example of an afront to the 2021 Cooperation Agreement. In addition, the Barnwell Board led by Mr. Kinzler (CEO at the time) continued to maintain a special committee of the Board that excluded the Sherwood Group board designees and decided on key corporate matters, in lieu of bringing matters to the full Board, in violation of the 2021 Cooperation Agreement. Mr. Kinzler and his 2022 poison pill voting block also kept Sherwood Group designees off customary board committees in contravention of the 2021 Cooperation Agreement. The Board’s misguided approach in 2022 to dealing with the Sherwood Group and other stockholders left the Sherwood Group with no choice at the time but to run a proxy contest at Barnwell’s 2023 annual meeting of stockholders. The Sherwood Group estimated that in 2022 alone legal fees spent by Barnwell, at Mr. Kinzler’s direction, to fight the Sherwood Group were approximately $1.5 million. Not only did Kinzler and his voting block violate contracts with the Sherwood Group in 2022, they also had been making questionable investment decisions as detailed in “Reasons for this Solicitation.” The Sherwood Group was concerned Barnwell would spend millions more dollars fighting if a proxy contest was required and agreed to enter into the 2023 Cooperation Agreement (as defined below).

January 2023 Cooperation Agreement: On January 21, 2023, the Sherwood Group entered into yet another cooperation and support agreement (the “2023 Cooperation Agreement”) with Alex Kinzler and Barnwell to settle the potential proxy contest pertaining to the election of directors to the Board at the Company’s 2023 annual meeting of stockholders and 2024 annual meeting of stockholders. Pursuant to the 2023 Cooperation Agreement, the Company agreed to nominate Messrs. Woodrum, Grossman and Kinzler, along with two new independent directors, Joshua Horowitz and Laurance Narbut, for election to the Board at the 2023 and 2024 annual meetings of stockholders. Once again, the Company agreed not to establish or maintain an executive committee or another committee with similar powers of the Board during the standstill period without each of the 2023 Sherwood designees being appointed as a member of such committee. The Sherwood Group was also prohibited from purchasing shares that would cause its ownership position to exceed 30% of the outstanding common stock of the Company. This prohibition on purchases expired on January 21, 2025.

[1]	The Sherwood Group does not believe that Mr. Woodrum or Mr. Narbut have violated any fiduciary duties to the shareholders. In fact, Mr. Woodrum is included as a proposed nominee in the Advance Notice provided by the Sherwood Group to the Company in February of 2025 that is described later in this section and the Majority Board took this opportunity to improperly and without evidence defame Mr. Woodrum and Mr. Narbut in a press release issued by the Company on February 25, 2025.

December 2024: Barnwell Breaches 2023 Cooperation Agreement: As previously reported in Amendment No. 33 to the Sherwood Group’s Schedule 13D, the Sherwood Group proposed certain amendments to the 2023 Cooperation Agreement to the Board of the Company to avoid a costly proxy fight, including proposals regarding directors to be nominated to the Board. In addition to such proposed director nominations, the Sherwood Group offered to extend the existing 2023 Cooperation Agreement and offered to purchase any additional shares directly from the Company rather than in open market purchases. Certain proposals were put forth by the Reporting Persons on December 5, 2024 (“December 5 Proposal”) and December 16, 2024 (“December 16 Proposal”). On December 9, 2024 (“December 9 Communication”), the Sherwood Group received confirmation of receipt of its December 5 Proposal along with questions, and such confirmation indicated a “Special Committee of the Board” had been appointed. The Sherwood Group was informed that Mr. Grossman and Mr. Horowitz were the members of a “Special Committee.” The Sherwood Group’s communication back to the Board responded to the Board’s questions in good faith and requested additional information regarding the purpose or necessity of the “Special Committee” referenced in the December 9 Communication. After an additional follow-up on December 11, 2024, the “Special Committee” communicated that such a committee was permissible because it was ad hoc in nature and had no executive authority (i.e., that it was essentially powerless). After receiving no feedback from the Board regarding the December 5 Proposal, the Sherwood Group submitted the December 16 Proposal. Despite prior questions and representations received regarding the power of the “Special Committee,” the presence and “authority” of the “Special Committee” continued to be asserted when the Sherwood Group received an outright rejection of the December 16 Proposal without including the full Board on its communication. Moreover, the supposed “rejection” of the December 16 Proposal by the “Special Committee” purported to be an exercise of power reserved to the Company’s Board by a “Special Committee” that had previously represented it lacked executive authority. The Sherwood Group sent a letter to the Board inquiring, among other things, as to the authority granted to the Special Committee. On January 17, 2025, legal counsel (Mr. Grossman’s brother from the law firm Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”)) contacted counsel to the Sherwood Group confirming that Skadden had been retained by the “Special Committee.” As a result of the actions of the “Special Committee” and its clear material breach of the Agreement, counsel for the Sherwood Group sent a letter to the Board on January 21, 2025 (“January 21 Communication”) informing the Board of the material breach. Under the terms of the 2023 Cooperation Agreement, a material breach that is incapable of being cured terminates the 2023 Cooperation Agreement. As a result of the termination, the Sherwood Group was no longer obligated to the terms of the 2023 Cooperation Agreement. In addition to communicating the breach of the Agreement, the January 21 Communication made a books and records request under Section 220 of the Delaware General Corporation Law.

January 2025: Barnwell implements Second Poison Pill & Thwarts Stockholder Rights to Call a Special Meeting: Given prohibitions against the Sherwood Group’s ability to purchase shares under the 2023 Cooperation Agreement expired on January 21, 2025, Messrs. Kinzler, Grossman and Horowitz resorted to familiar 2022 tactics and, on January 27, 2025, Barnwell announced a rights plan (the “2025 poison pill”). The adoption of the 2025 poison pill which was, according to Barnwell’s own press release, “Designed to Prevent “Creeping” Control by 30% Shareholder” clearly was aimed at materially adversely affecting the Sherwood Group. In fact, the Sherwood Group is the only one impacted by the plan. Barnwell did all of this despite disclosure by the Sherwood Group in Amendment No. 34 to the Sherwood Group Schedule 13D that the Sherwood Group has no current intent to engage in a control transaction. The only intention of the Sherwood Group is to put a functioning board in place to grow stockholder value. Then, in addition to adopting the 2025 poison pill, and in an effort to shut down all efforts of stockholders, the “Special Committee” and its interested director, Kinzler, voted to adopt an amendment to the Company’s bylaws that prohibits stockholders from calling a special meeting.

February 2025 Advance Notice: With no acceptable resolution or settlement forthcoming, the Sherwood Group undertook the necessary actions under the Company’s bylaws, the submission of an Advance Notice, to ensure that Barnwell stockholders would have a choice in the upcoming 2025 Annual Meeting: to stay the course with the existing Board or go with a new Board. The response from Barnwell was to find fault with the form and content of the Advance Notice, and to ominously note that it “is strongly inclined to declare the [Advance Notice] invalid and disqualify the Sherwood Nominees.” In essence, the response was that Barnwell stockholders should not have a choice.

March 4 Consent Solicitation: As all stockholders can clearly see by the background that led up to this Consent Solicitation, the Sherwood Group has tried to reason and compromise with the existing Board. The Sherwood Group did make such compromises in 2021 and 2023, and in both cases, Barnwell breached such agreements, continued to extract increased compensation for Kinzler and Grossman and advocated in both cases to implement poison pills, among other bylaw amendments, to disenfranchise stockholders. In addition, Barnwell has failed to execute on a strategy, which has led to declining performance and declining stock price. For all of these reasons, the Sherwood Group believed this Consent Solicitation was the best path forward to allow the stockholders of the Company to choose the next path for the Company. The Sherwood Group has identified five nominees, four of which are completely independent from the Sherwood Group. The nominees put forth in connection with this Consent Solicitation have over 172 years of combined experience and their experience will be critical in moving Barnwell forward and improving its performance and return for all stockholders.

PROPOSAL 1 — RESTORATION OF BYLAWS

We are asking you to consent to the adoption of the following shareholder resolution to help ensure that the incumbent Board does not unfairly interfere with your ability to approve the Proposals described in this consent statement through changes to the bylaws:

“RESOLVED, that any amendment to the bylaws of Barnwell Industries, Inc. that is made by its board of directors and becomes effective on or after February 4, 2025, and prior to this resolution becoming effective is hereby repealed.”

If the Board does not effect any changes to the Bylaws from the version currently in effect, which was approved by the Board on February 4, 2025, then this Proposal will have no effect. However, if the incumbent Board amends the bylaws, then this Proposal, if adopted, will restore the Bylaws to the version that was approved by the Board on February 4, 2025, without considering the nature of any changes the incumbent Board may have adopted. As a result, this Proposal could have the effect of repealing bylaw amendments that one or more shareholders of the Company may consider to be beneficial to them or to the Company. However, this Proposal will not preclude the Board from reconsidering any repealed bylaw changes following the consent solicitation. We are not currently aware of any specific bylaw provisions that would be repealed by the adoption of this Proposal.

WE URGE YOU TO CONSENT TO PROPOSAL 1.

PROPOSAL 2 — REMOVAL OF DIRECTORS

Stockholders are being asked to approve this Proposal to remove, without cause, all of the members of the Board (and any person or persons, other than those elected by this Consent Solicitation, elected or appointed to the Board since the election of directors at the Company’s 2024 Annual Meeting and immediately prior to the effectiveness of Proposal 2); namely: Kenneth S. Grossman, Joshua S. Horowitz, Alexander C. Kinzler, and Douglas. N. Woodrum. This is intended to remove all incumbent directors and address the possibility that the current directors might attempt to add directors to the Board, including but not limited to filling the vacancy resulting from the recent resignation from the Board of Mr. Narbut.

Section 141(k) of the DGCL provides that any director or the entire board of directors of a corporation may be removed, with or without cause, by holders of a majority of the outstanding shares entitled to vote at an election of directors (the same voting requirement as is necessary for stockholders to effect such action by written consent), except in certain cases involving corporations with classified boards or cumulative voting for directors. Because the Board is not classified and the Company does not have cumulative voting for directors, stockholders may remove members of the Board, without cause, pursuant to this Consent Solicitation. A stockholder may consent to the removal of only certain existing directors by designating the names of one or more directors who are not to be removed.

WE URGE YOU TO CONSENT TO PROPOSAL 2.

PROPOSAL 3 — ELECTION OF DIRECTORS

According to the Company’s filings with the SEC, the Board is currently composed of five directors and has one vacancy resulting from the resignation of Mr. Narbut. Assuming the adoption of Proposal 2, four of the five current members of the Board, along with any directors appointed to the Board since the election of directors at the 2024 Annual Meeting and immediately prior to the effectiveness of this Proposal 3, will be removed. For the reasons stated above, we are seeking your consent to elect the five Nominees, James C. Cornell, Heather Isidoro, Stuart I. Oran, Ned L. Sherwood, and Gregory W. Sullivan, and, to fill the one existing vacancy and all vacancies on the Board resulting from the approval of Proposal 2.

Biographies of our Nominees are included below:

James (Jim) C. Cornell

Jim has over 37 years of experience in the global nuclear fuel industry, He currently serves as President of NuCore Energy LLC, a company that he founded together with Cadent Energy Partners in 2009. NuCore is a strategic advisory and investment firm with specialized expertise in nuclear fuel marketing and procurement, the evaluation of uranium mining and nuclear service sector investment opportunities, and nuclear project and fuel financing. Jim also served as Vice President and President of Nukem Inc., from 1987 to 2008, during which time he helped build the company into one of the largest international suppliers of nuclear fuel. Under his leadership the company established exclusive supply arrangements with several former Soviet Republics, and organized the Western consortium that negotiated the historic U.S.-Russian HEU Agreement, commonly referred to as the “Megatons to Megawatts” deal. During his Nukem tenure Jim also served as the Chairman of the Board of publicly traded, American Nuclear Corporation. Jim received his Bachelor of Arts degree from Wesleyan University and his Master of Business Administration from Cornell University.

Mr. Cornell will bring to the Board his experience in energy and public companies.

Heather Isidoro

Ms. Isidoro has 25 years of experience in the energy industry, the last 20 focused on business development. She brings a broad range of energy industry experience, specializing in acquisitions and divestitures, reserves valuations, and financial modelling. Ms. Isidoro is an independent director and Chair of the Reserves and ESG committee of Helium Evolution, President of the Petroleum Acquisitions and Divestitures Association, and a Trustee of the University of Saskatchewan Engineering Advancement Trust. She has a B.Sc. in Geological Engineering from the University of Saskatchewan and an MBA from Athabasca University. In addition, Ms. Isidoro has completed the Not-For-Profit Board Governance Essentials program from The Institute of Corporate Directors and the Rotman School of Management. Ms. Isidoro currently owns her own consulting company, Square 1 Advisory Inc.

Ms. Isidoro will bring to the Board her oil and gas industry experience and her experience in public companies.

Stuart I. Oran

Stuart I. Oran has been an operating executive, investor and advisor in a variety of industries for more than 40 years. He began his career in 1974 at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison where he rose to become a corporate partner. From 1994-2002, he was a senior executive of United Airlines where he served on the Management Committee, led its $6 billion International Division, and built its corporate aviation line of business as Chief Executive Officer of Avolar. In 2004, he founded a merchant banking firm, Roxbury Capital Group, serving as an advisor to several private equity firms, aerospace businesses, and financial services businesses. Starting in 2009, he was a co-founder of FCB Financial Holdings (and its national bank subsidiary, Florida Community Bank), which was formed to acquire failed banks in FDIC-assisted transactions, raised over $900 million in capital, and was acquired by Synovus Financial in 2019. In 2011, Mr. Oran joined Liberty Hall Capital Partners, a private equity firm focused on transactions in the aerospace and defense sectors, where he is currently a Senior Advisor and Partner Emeritus.

Mr. Oran has served on numerous private and public company boards. He currently serves on the board of directors of Dunlop Aircraft Tyres and previously served on the boards of directors of Spirit Airlines, OHA Investment Corporation, FCB Financial Holdings, Deerfield Capital, Red Robin Gourmet Burgers, Wendy’s International, Accurus Aerospace Corporation, AIM Aerospace Corporation, Aircraft Performance Group, Comply 365, and United Air Lines (operating subsidiary). Mr. Oran earned his B.S. from Cornell University and J.D. from the University of Chicago Law School.

Mr. Oran will bring to the Board his M&A, legal and finance experience, as well as his extensive public company board experience.

Ned L. Sherwood

Mr. Sherwood currently is and has been for more than the past five years Chief Investment Officer of MRMP-Managers LLC. Prior to that, Mr. Sherwood co-founded ZS Fund, L.P. in 1985, of which he is the Chairman Emeritus. Mr. Sherwood joined W. R. Grace & Co. in 1975 as a vice president in the Office of Strategic Projects, a group specializing in the evaluation and divestiture of various W. R. Grace & Co. business units. In 1981, Mr. Sherwood joined AEA Investors, Inc., where he led a number of successful acquisitions until his departure to co-found ZS Fund L.P. Mr. Sherwood has served as a director on a number of public company boards, including Consolidated Stores Corporation (now Big Lots, Inc.) (1984), Market Facts, Inc. (1996), Kaye Group, Inc. (1996), Colorado Prime, Inc. (1988), Southern Electronics, Inc. (1986), Mazel Company (1991), Niagara Frontier Services, Inc. (now Tops Markets) (1984), Sun Television and Electronics, Inc. (1987) and ChinaCast Education Corporation, a post-secondary education and e-learning services provider in the People’s Republic of China (2009 to 2012). Mr. Sherwood graduated magna cum laude from the Wharton School at the University of Pennsylvania where he received the Herbert T. Steuer Memorial Award for the Most Outstanding Wharton Student.

Mr. Sherwood will bring to the Board extensive experience in both public and private equity investing, and his public company experience.

Gregory W. Sullivan

Gregory W. Sullivan is a highly experienced financier with over 30 years of experience in corporate finance, real estate and private equity in both private and public companies. In addition to serving as an investment banker in mergers & acquisitions and running a large private equity fund in his career, Mr. Sullivan was the CFO or COO for three publicly traded companies listed on the NYSE. Mr. Sullivan has been directly involved in helping to take companies public and growing companies through strategic execution across multiple divisions including finance, tax, investor relations, investments and mergers & acquisitions. He has also led numerous equity and debt raises. Mr. Sullivan earned his B.S. from the University of Vermont and his MBA from the Wharton Graduate School, University of Pennsylvania.

Mr. Sullivan will bring to the Board extensive finance, private equity and real estate experience, as well as his public company experience.

None of the organizations or corporations referenced in this section, “PROPOSAL 3 - ELECTION OF DIRECTORS,” is a parent, subsidiary or other affiliate of Barnwell. If elected, each of the Nominees (other than Mr. Sherwood) will be considered an independent director of Barwell under applicable NYSE Listing Rules and under Item 407(a) of Regulation S-K.

Each of James C. Cornell, Heather Isidoro, Stuart I. Oran, and Gregory W. Sullivan, has entered into a nominee agreement pursuant to which MRMP had agreed to pay the costs of soliciting consents, and to defend and indemnify each against, and with respect to, any losses that may be incurred by any of them in the event any of them becomes a party to litigation based on his or her respective nomination as a candidate for election to the Board and the solicitation of consents in support of his or her election. None of the Nominees receives any compensation under the nominee agreements and no Nominee will receive any compensation from the Sherwood Group or its affiliates for his or her services as director of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s then-established practices for services of non-employee directors.

Each of the Nominees has consented to being named as a nominee in this consent statement and has confirmed his or her willingness to serve on the Board if elected. The Sherwood Group does not expect that any of the Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Nominees should occur unexpectedly, the shares of Common Stock represented by the BLUE proxy card will be voted for a substitute candidate selected by the Sherwood Group. If the Sherwood Group determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Consent Statement or for any other reason, the Sherwood Group will supplement this Consent Statement.

If none of the existing members of the Board are removed pursuant to Proposal 2, there will be no vacancies to fill, other than the vacancy resulting from the resignation of Mr. Laurance Narbut, and only that Nominee receiving the greatest number of consents in favor of his or her election will be elected pursuant to this Proposal 3.

A stockholder may consent to the election of less than all of the Nominees by designating the names of one or more Nominees who are not to be elected. A stockholder may consent to the removal of only certain existing directors by designating the names of one or more directors who are not to be removed. Accordingly, it is possible that some, but not all, of the existing directors may be removed pursuant to Proposal 2. It is our intention that if fewer than all of the four existing directors are removed, then the Nominees who are proposed to be appointed to fill the vacancies resulting from the removal of such existing directors be appointed in order of the number of consents received by the Nominees, with the Nominee receiving the highest number of consents filling the first available vacancy. In the event that two or more Nominees, each of whom receives the same number of consents, are to be considered for filling a particular vacancy, such vacancy shall be filled with the first such Nominee in alphabetical order.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file. Since January 1, 2023, Mr. Sherwood did not have any late Form 4 filings.

WE URGE YOU TO CONSENT TO PROPOSAL 3.

CONSENT PROCEDURES

Section 228 of the DGCL states that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Consents must also bear the date of the signature of the stockholder who signs the written consent.

Consistent with Section 228 of the DGCL, Article EIGHTH of the Charter specifically provides that any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Company at that time having voting power for the election of directors. Each Proposal will become effective only if properly executed and dated consents to that Proposal are returned by holders of at least a majority of the outstanding shares of Common Stock as of the Record Date in accordance with Section 228 of the DGCL. The failure to properly execute and return a consent will have the same effect as voting against the Proposals. According to the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 14, 2025, as of February 10, 2025, there were 10,053,534 shares of the Company’s Common Stock outstanding, each entitled to one consent per share. Cumulative voting is not permitted. On that basis, assuming that the number of issued and outstanding shares of Common Stock remains 10,053,534 on the Record Date the consent of the holders of at least 5,026,768 shares of Common Stock would be necessary to effect these Proposals.

A stockholder may consent to the election of less than all of the Nominees by designating the names of one or more Nominees who are not to be elected.

Section 213(b) of the DGCL provides that the record date for determining the stockholders of a Delaware corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the corporation’s board of directors is required and the board has not fixed a record date, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. For purposes of this Consent Solicitation, pursuant to Section 213 of the DGCL, the “Record Date” shall be deemed to be March [●], 2025 as a result of the Sherwood Group’s delivery of its signed and dated consent to the Company concurrently with the mailing of this Consent Statement to Barnwell stockholders on or about such date.

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed BLUE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to provide consent with respect to the shares of Common Stock you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Alliance Advisors 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com), so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise. Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, WITHHELD CONSENTS AND FAILURES TO CONSENT WILL HAVE THE SAME EFFECT AS REJECTING THE PROPOSALS.

If you have any questions regarding your BLUE consent card or need assistance in executing your consent, please contact Alliance Advisors (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com).

If any of the Proposals become effective as a result of this Consent Solicitation, prompt notice will be given under Section 228(e) of the DGCL to stockholders who have not consented in writing to the Proposals and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company in accordance with Section 228 of the DGCL. We will bear the costs of this Consent Solicitation and, if successful, we may seek reimbursement of these costs from the Company. The Board, which will include our Nominees, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of consents include expenditures for attorneys, advisors, printing, advertising, postage and related expenses and fees.

The consents are being solicited in accordance with the applicable provisions of the DGCL. Holders of record of the shares of Common Stock as of the close of business on the Record Date are entitled to consent to our Proposals. To be effective, the requisite consents must be delivered to the Company within 60 days of the earliest dated consent delivered to the Company. An executed consent card may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Company or to Alliance Advisors 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com). Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com), so that we will be aware of all revocations and can more accurately determine if and when consents to the Proposals have been received from the holders of record of a majority of the shares of Common Stock outstanding on the Record Date.

APPRAISAL/DISSENTER RIGHTS

Stockholders are not entitled to appraisal or dissenters’ rights under Delaware law in connection with the Proposals or this Consent Statement.

PROCEDURAL INSTRUCTIONS

You may consent to any of the Proposals on the enclosed BLUE consent card by marking the “CONSENT” box and signing, dating and returning the BLUE consent card in the envelope provided. You may also withhold your consent with respect to any of the Proposals on the enclosed BLUE consent card by marking the “WITHHOLD CONSENT” box, and signing, dating and returning the BLUE consent card in the envelope provided. You may abstain from consenting to any of the Proposals on the enclosed BLUE consent card by marking the “ABSTAIN” box and signing, dating and returning the BLUE consent card in the envelope provided.

If you sign, date and return the BLUE consent card, but give no direction with respect to one or more of the Proposals, you will be deemed to have consented to such Proposal or Proposals. Please note that in addition to signing the enclosed BLUE consent card, you must also date it to ensure its validity.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this Consent Solicitation is being made by the Sherwood Group and the Nominees. Consents may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The Sherwood Group will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Sherwood Group has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Sherwood Group will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The Sherwood Group has retained Alliance Advisors to provide solicitation and advisory services in connection with this solicitation. The entire expense of soliciting proxies is being borne by the Sherwood Group. Costs of this solicitation are currently estimated to be approximately $70,000 for retainment of Alliance Advisors. The Sherwood Group estimates that through the date hereof its expenses in connection with this solicitation for Alliance Advisors is approximately $20,000. Alliance will receive a success fee to be mutually agreed upon after the Consent Solicitation is complete and the Sherwood Group has agred to pay a $35,000 fee for any settlement, together with reimbursement for its reasonable out-of-pocket expenses, and Alliance will be indemnified by MRMP against certain liabilities and expenses, including certain liabilities under the federal securities laws. Alliance will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Alliance will employ approximately 25 persons to solicit Barnwell’s stockholders as part of this solicitation. Alliance does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Consent Solicitation.

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this Consent Solicitation, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the “CONSENT,” “WITHHOLD CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying BLUE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A BLUE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “WITHHOLD CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO (I) THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE APPLICABLE SPACE PROVIDED IN ACCORDANCE WITH THE INSTRUCTION TO PROPOSAL 2 ON THE BLUE CONSENT CARD OR (II) THE ELECTION OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE APPLICABLE SPACE PROVIDED IN ACCORDANCE WITH THE INSTRUCTION TO PROPOSAL 3 ON THE BLUE CONSENT CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS REJECTING THE PROPOSALS.

If your shares are held in the name of a bank, broker firm, dealer, trust company or other nominee, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the BLUE consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Alliance Advisors 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

If you have any questions or require any assistance in executing your consent, please contact Alliance Advisors 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 (Stockholders call toll-free: 1 (833) 215-7301, or Email: brn2025@allianceadvisors.com).

Important Notice Regarding the Availability of this Consent Statement

This Consent Statement and all other solicitation materials in connection with this Consent Solicitation are available on the Internet, free of charge, at https://web.viewproxy.com/mrmp/2025.

Information Concerning Barnwell

The Sherwood Group omitted from this Consent Statement certain disclosure required by applicable law to be included in the Company’s consent revocation statement and the Sherwood Group’s consent statement. Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2025 Annual Meeting and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute a consent revocation statement to its stockholders, the Sherwood Group will distribute to the stockholders a supplement to this Consent Statement containing such disclosures prior to its final delivery of consents to the Company. The Sherwood Group takes no responsibility for the accuracy or completeness of information contained in the Company’s consent revocation statement. Except as otherwise noted herein, the information in this Consent Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although the Sherwood Group does not have any knowledge indicating that any statement contained herein is untrue, we do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of the Sherwood Group, or for any failure of the Company to disclose events that may affect the significance or accuracy of such information.

Conclusion

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed BLUE consent card today.

Thank you for your support,

Ned L. Sherwood

MRMP-Managers LLC

Ned L. Sherwood Revocable Trust

March [●], 2025

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF THE BARNWELL INDUSTRIES, INC. DURING THE PAST TWO YEARS

This Annex I sets forth information with respect to each purchase and sale of shares of Common Stock that were effectuated by a Participant, or affiliates of a Participant, during the past two years. The members of the Sherwood Group are the only Participants, and the only entities or individuals referenced in this Annex I that directly own Common Stock. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

Nature of the Transaction	Amount of Securities Purchased	Date of Purchase

NED SHERWOOD

Purchase of Common Stock by MRMP-Managers LLC	814	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	106	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	400	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	300	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	25,000	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	25,000	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	25,000	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	25,000	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	156	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	2,205	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	97,524	04/03/2023

Purchase of Common Stock by MRMP-Managers LLC	25,000	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	900	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	1,000	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	1,924	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	333	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	2,000	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	200	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	600	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	900	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	870	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	100	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	1,000	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	1,439	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	32,612	04/18/2023

Purchase of Common Stock by MRMP-Managers LLC	3,366	04/19/2023

Purchase of Common Stock by MRMP-Managers LLC	100	04/19/2023

Purchase of Common Stock by MRMP-Managers LLC	232	04/19/2023

Purchase of Common Stock by MRMP-Managers LLC	200	04/19/2023

Purchase of Common Stock by MRMP-Managers LLC	500	04/19/2023

Purchase of Common Stock by MRMP-Managers LLC	5,843	04/19/2023

Purchase of Common Stock by MRMP-Managers LLC	105,180	05/25/2023

Purchase of Common Stock by MRMP-Managers LLC	1,210	05/26/2023

Purchase of Common Stock by MRMP-Managers LLC	63,242	05/26/2023

Purchase of Common Stock by MRMP-Managers LLC	38,297	08/15/2023

Purchase of Common Stock by MRMP-Managers LLC	4,868	08/16/2023

Purchase of Common Stock by MRMP-Managers LLC	20,676	08/17/2023

Purchase of Common Stock by MRMP-Managers LLC	81,676	08/31/2023

Purchase of Common Stock by MRMP-Managers LLC	17,750	09/01/2023

Purchase of Common Stock by MRMP-Managers LLC	24,198	09/06/2023

Purchase of Common Stock by MRMP-Managers LLC	19,619	09/07/2023

Purchase of Common Stock by MRMP-Managers LLC	21,151	09/08/2023

Purchase of Common Stock by MRMP-Managers LLC	22,517	10/13/2023

Purchase of Common Stock by MRMP-Managers LLC	28,093	10/16/2023

Purchase of Common Stock by MRMP-Managers LLC	23,395	10/17/2023

Purchase of Common Stock by MRMP-Managers LLC	14,890	11/14/2023

Purchase of Common Stock by MRMP-Managers LLC	11,720	11/15/2023

Purchase of Common Stock by MRMP-Managers LLC	2,435	11/16/2023

Purchase of Common Stock by MRMP-Managers LLC	27,502	11/27/2023

Purchase of Common Stock by MRMP-Managers LLC	1,857	11/28/2023

Purchase of Common Stock by MRMP-Managers LLC	1,360	11/29/2023

Purchase of Common Stock by MRMP-Managers LLC	71,050	04/15/2024

Purchase of Common Stock by MRMP-Managers LLC	6,711	04/16/2024

Purchase of Common Stock by MRMP-Managers LLC	10,650	04/17/2024

Purchase of Common Stock by MRMP-Managers LLC	44,439	04/18/2024

Purchase of Common Stock by MRMP-Managers LLC	5,011	04/19/2024

Purchase of Common Stock by MRMP-Managers LLC	2,700	04/22/2024

Purchase of Common Stock by MRMP-Managers LLC	17,048	04/24/2024

Purchase of Common Stock by MRMP-Managers LLC	21,276	04/25/2024

Purchase of Common Stock by MRMP-Managers LLC	6,524	05/06/2024

Purchase of Common Stock by MRMP-Managers LLC	352	05/07/2024

Purchase of Common Stock by MRMP-Managers LLC	1,906	05/08/2024

Purchase of Common Stock by MRMP-Managers LLC	18,034	05/20/2024

Purchase of Common Stock by MRMP-Managers LLC	3,451	05/21/2024

Purchase of Common Stock by MRMP-Managers LLC	1,001	05/22/2024

Purchase of Common Stock by MRMP-Managers LLC	3,205	05/29/2024

Purchase of Common Stock by MRMP-Managers LLC	1,210	05/30/2024

Purchase of Common Stock by MRMP-Managers LLC	24,011	05/31/2024

[FORM OF BLUE CONSENT CARD]

CONSENT OF STOCKHOLDERS OF BARNWELL INDUSTRIES, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT SOLICITATION IS BEING MADE BY NED L. SHERWOOD, MRMP-MANAGERS LLC, AND NED L. SHERWOOD REVOCABLE TRUST (COLLECTIVELY, THE “SHERWOOD GROUP”), TOGETHER WITH JAMES C. CORNELL, HEATHER ISIDORO, STUART I. ORAN, NED L. SHERWOOD AND GREGORY W. SULLIVAN (COLLECTIVELY, THE “NOMINEES”)

Unless otherwise indicated below, the undersigned, a stockholder of record of Barnwell Industries, Inc. (the “Company”) as of March [●], 2025 (the “Record Date”), hereby consents pursuant to Section 228 of the General Corporation Law of the State of Delaware with respect to all shares of its common stock of the Company, par value $0.50 per share (the “Shares”), held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. THE SHERWOOD GROUP RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1, 2 and 3.

1.	To repeal any amendment to the Company’s bylaws that is made by the Company’s board of directors and becomes effective on or after February 4, 2025 and prior to this Proposal becoming effective.

£	£	£
Consent	Withhold Consent	Abstain

2.	The removal of Kenneth S. Grossman, Joshua S. Horowitz, Alexander C. Kinzler, and Douglas. N. Woodrum from the board of directors of the Company (the “Board”), along with each member of the Board, if any, appointed to the Board to fill any vacancy or newly created directorship since the election of directors at the Company’s 2025 annual meeting of stockholders and immediately prior to the effectiveness of Proposal 2.

£	£	£
Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN PROPOSAL NO. 2, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL NO. 2, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE SPACE PROVIDED BELOW. NOTE THAT STRIKING A DIRECTOR’S NAME FROM THE ABOVE PROPOSAL, WITHOUT MORE, WILL NOT BE DEEMED TO BE A WITHHELD CONSENT OR AN ABSTENTION FROM SUCH DIRECTOR’S REMOVAL.

3.	The election of James C. Cornell, Heather Isidoro, Stuart I. Oran, Ned L. Sherwood and Gregory W. Sullivan as directors to fill any vacancies on the Board resulting from Proposal 2 (or if any Nominee becomes unable or unwilling to serve as a director of Barnwell Industries, Inc. or if the size of the Board is increased, in either case prior to the effectiveness of this Proposal, any other person who is not a director, officer, employee or affiliate of the Sherwood Group, designated as a Nominee by the Sherwood Group).

£	£	£
Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED IN PROPOSAL NO. 3, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL NO. 3, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW. NOTE THAT STRIKING A NOMINEE’S NAME FROM THE ABOVE PROPOSAL, WITHOUT MORE, WILL NOT BE DEEMED TO BE A WITHHELD CONSENT OR AN ABSTENTION FROM SUCH NOMINEE’S ELECTION.

IN THE ABSENCE OF WITHHOLDING OF CONSENTS OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:	2025

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When Shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THIS SOLICITATION IS BEING MADE BY THE SHERWOOD GROUP AND THE NOMINEES AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.